UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549
                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                December 23, 2005

                              MACROCHEM CORPORATION
             (Exact name of registrant as specified in its charter)


       Massachusetts                       0-13634                04 2744744
(State or other jurisdiction of    (Commission file number)     (IRS employer
incorporation or organization)                                  identification
                                                                   number)



            110 Hartwell Avenue, Lexington, Massachusetts 02421-3134
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               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (781) 862-4003

                                       N/A
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          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 23, 2005, MacroChem Corporation (the "Company", "we" or "our") entered into a Preferred Stock and Warrant Purchase Agreement (the "Purchase Agreement") with SCO Capital Partners LLC and Lake End Capital LLC (the "Purchasers"). Pursuant to the terms of the Purchase Agreement, we issued 250 shares of our Series C Cumulative Convertible Preferred Stock (the "Series C Preferred Stock") and six-year warrants (the "Warrants") to purchase 100,000,000 shares of the Company's common stock at an exercise price of $0.03 per share, for an aggregate purchase price of $2.5 million. The Purchasers funded the aggregate purchase price from their cash reserves.

The terms and provisions of the Series C Preferred Stock are set forth in the Certificate of Designations, Rights and Preferences of Series C Cumulative Convertible Preferred Stock, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K. The Series C Preferred Stock has a liquidation value of $10,000 per share, is entitled to a dividend of 10% per annum, payable in shares of our common stock at our option, which dividend rate is subject to increase to 14% upon the occurrence of certain events. The number of shares of common stock into which each share of Series C Convertible Preferred Stock is convertible is determined by dividing the liquidation value per share plus all accrued and unpaid dividends thereon by $0.025. The Series C Preferred Stock acquired by the Purchasers is convertible into 100,000,000 shares of common stock and the holders of the Series C Preferred Stock vote on an as-converted basis with the holders of our common stock, and therefore hold approximately 70.5% of the voting power of our outstanding securities. Assuming the conversion of all of their shares of Series C Convertible Preferred Stock, the Purchasers would hold approximately 70.5% of the outstanding common stock of the Company. Assuming both the conversion of the Series C Preferred Stock and the exercise of all of the warrants acquired by the Purchasers, the Purchasers would hold approximately 83% of the outstanding common stock of the Company. Consequently, the Purchasers have acquired control of the Company.

In addition, pursuant to the terms of the Purchase Agreement, we are required to effect, by January 2, 2006, a 1 for 7 reverse stock split of our common stock approved by our stockholders at our Annual Meeting of Stockholders on June 14, 2005. As a result of the 1 for 7 reverse stock split, each seven shares of our outstanding common stock will be exchanged for 1 new share of our common stock. In addition, we also agreed to effect an additional 1 for 6 reverse split of our common stock as promptly as practicable. The Purchasers have submitted written consents approving this 1 for 6 stock split, which is expected to become effective 20 days after we send an information statement to our stockholders.

The Purchase Agreement also provides that, for as long as at least 20% of the shares of Series C Preferred Stock issued thereunder remain outstanding, SCO Capital Partners LLC has the right to designate two individuals to serve on our board of directors (the "SCO Director Designees"). The Purchase Agreement prohibits us from taking certain actions without the approval of a majority of our board of directors, which majority must include at least one of the SCO Director Designees, until the earlier of March 31, 2006 and additional closings under the Purchase Agreement in which we receive gross proceeds of at least $3.5 million, as described below. There can be no assurance that there will be any additional closings under the Purchase Agreement or that we will be able to raise any additional capital. Until we are able to raise additional capital, if at all, our operations will be significantly limited.

SCO Securities LLC, an affiliate of SCO Capital Partners LLC, acted as placement agent in connection with the private placement. For its services as placement agent, we paid SCO Securities LLC a fee equal to 7% of the gross proceeds, or $175,000, and issued a six-year warrant to purchase 10,000,000 shares of our common stock at an exercise price of $0.025 per share. The terms of the warrant issued to the placement agent are the same as the terms of the warrants issued to the Purchasers and contained in Exhibit 10.3 attached hereto, except that the initial Current Warrant Price of the warrant issued to the placement agent is $0.025 instead of $0.03. We also paid SCO Securities LLC $25,000 for out-of-pocket expenses incurred in connection with the transaction and agreed to pay all reasonable expenses of the Purchasers incurred in connection with the private placement.

The securities offered and sold to the Purchasers in the private placement have not been registered under the Securities Act of 1933, as amended (the

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"Securities Act") and were sold in reliance upon the exemption from securities registration afforded by Regulation D under the Securities Act. All of the Purchasers represented to MacroChem that they were "accredited investors", as defined in Rule 501 of Regulation D. In connection with the private placement, MacroChem entered into an Investor Rights Agreement with the Purchasers, pursuant to which MacroChem is required to file a registration statement with the Securities and Exchange Commission covering the resale of the common stock issuable upon conversion of the Series C Preferred Stock, issuable as payment of dividends on the Series C Preferred Stock and issuable upon exercise of the Warrants and the warrants issued to the placement agent.

The above summary is not intended to be complete and is qualified in its entirety by reference to the detailed provisions in the agreements which are attached to this Form 8-K as exhibits and are incorporated herein by reference. The terms of the agreements (such as the representations and warranties) are intended to govern the contractual rights and relationships, and allocate risks, between the parties in relation to the private placement. The Purchase Agreement contains representations and warranties the Company and the Purchasers made to each other as of specific dates. The representations and warranties were negotiated between the parties with the principal purpose of setting forth their respective rights with respect to their obligations to complete the private placement and may be subject to important limitations and qualifications as set forth therein, including a contractual standard of materiality different from that generally applicable under federal securities laws.

The Company's three remaining executive officers, Robert J. DeLuccia, Bernard R. Patriacca and Glenn E. Deegan, have entered into amendments to their Transition Agreements (copies of the Transition Agreements were filed as exhibits 10.6, 10.2 and 10.5, respectively, to the Company's Current Report on Form 8-K filed on September 16, 2005) with the Company to extend their Separation Date (as defined in the Transition Agreements) to January 31, 2006 and to provide that they will receive a base rate of pay until that time equal to one-half of their base rate of pay in effect as of August 31, 2005.

The disclosure under Item 1.01 of this Form 8-K is also responsive to this Item
3.02 and is incorporated herein by reference.

ITEM 3.03.    MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

Immediately prior to the execution of the Purchase Agreement, the Company amended the Rights Agreement, dated as of August 13, 1999, between the Company and American Stock Transfer & Trust Company (the "Rights Agreement"), to provide that as a result of the consummation of the transactions described above, (i) none of the Purchasers shall become an "Acquiring Person" (as defined in the Rights Agreement), and (ii) a "Stock Acquisition Date" or "Distribution Date" (as defined in the Rights Agreement) would not be deemed to have occurred.

The foregoing description of the amendment to the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to Amendment No. 1 to the Rights Agreement, which is filed as Exhibit 4.2 hereto and is incorporated herein by reference.

ITEM 5.01.    CHANGES IN CONTROL OF REGISTRANT.


On December 23, 2005, in connection with the consummation of the transaction described under Item 1.01, there was a change in control of the Company. Please refer to the disclosure under Item 1.01, which is incorporated herein by reference.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On December 23, 2005, MacroChem filed a Certificate of Designations, Rights and Preferences of Series C Cumulative Convertible Preferred Stock with the Secretary of State of the State of Delaware, amending its certificate of

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incorporation to create a new class of Series C Cumulative Convertible Preferred
Stock. A copy of the Certificate of Designation, which sets forth the terms of the Series C Cumulative Convertible Preferred Stock, is filed as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference.

ITEM 7.01.    REGULATION FD DISCLOSURE.

On December 5, 2005, we received a response from the Division of Reproductive and Urologic Products at the U.S. Food and Drug Administration (the FDA) to questions posed by us regarding the proposed Phase 3 clinical program for Opterone, a topical cream for male testosterone deficiency containing the our patented enhancer SEPA. In the response, the FDA reiterated its safety concerns regarding the skin irritation potential of SEPA related to pre-clinical studies of SEPA, including without limitation, a 26-week transgenic-mouse (Tg.AC) carcinogenicity study of SEPA. The FDA also expressed concern regarding skin irritation observed in some patients in recently completed Opterone clinical studies. To address these concerns as well as other issues related to Opterone's safety and efficacy program, the FDA requested that we, if we intend to pursue clinical development of Opterone, conduct additional investigation into multiple dose safety and pharmacokinetics before beginning any eventual Phase 3 study. The FDA also confirmed the requirement for other clinical pharmacology studies prior to any NDA submission. The FDA also requested that we revise our proposed Phase 3 protocol to include additional patients and to extend patient exposure and safety follow-up. If we decide to pursue the clinical development of Opterone, the additional investigation and Phase 3 revisions will increase the time and expense associated with the development of Opterone. Furthermore, there can be no assurance that the results of the studies, if conducted, will address the FDA's safety concerns or justify further development of Opterone or that any SEPA-based product will be approved by the FDA. Unless we are able to obtain significant additional financing, we will not be able to pursue clinical development of Opterone or any other product candidates.

ITEM 8.01.    OTHER EVENTS

On December 22, 2005, the Company's common stock began trading on the Over-The-Counter Market on the NASD Electronic Bulletin Board (OTCBB) under the symbol "MCHM.OB." The OTCBB is a regulated quotation service that displays real-time quotes, last-sale prices and volume information in over-the-counter
(OTC) equity securities. OTCBB securities are traded by a community of market makers that enter quotes and trade reports. Quotations and trading information can still be accessed via websites such as Yahoo! and other quotation services or through a securities broker.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

    4.1 Certificate of Designations, Rights and Preferences of Series C Cumulative Convertible Preferred Stock of MacroChem Corporation.

    4.2 Amendment No. 1 to the Rights Agreement, dated as of December 23, 2005, by and between the Company and American Stock Transfer & Trust Company.

    10.1 Preferred Stock and Warrant Purchase Agreement, dated as of December 23, 2005, by and between the Company and the institutional investors listed on the signature pages thereto.

    10.2 Investor Rights Agreement, dated as of December 23, 2005 by and among the Company and the purchasers listed on the signature page thereto.

    10.3     Form of Common Stock Purchase Warrant.

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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  MACROCHEM CORPORATION



Dated: December 27, 2005          By:  /s/ Robert J. DeLuccia
                                  ----------------------------------------------
                                  Name:    Robert J. DeLuccia
                                  Title:   President and Chief Executive Officer



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                                  EXHIBIT INDEX


The following exhibits are filed herewith:


         4.1 Certificate of Designations, Rights and Preferences of Series C Cumulative Convertible Preferred Stock of MacroChem Corporation.

         4.2 Amendment No. 1 to the Rights Agreement, dated as of December 23, 2005, by and between the Company and American Stock Transfer & Trust Company.

         10.1 Preferred Stock and Warrant Purchase Agreement, dated as of December 23, 2005, by and between the Company and the institutional investors listed on the signature pages thereto.

         10.2 Investor Rights Agreement, dated as of December 23, 2005 by and among the Company and the purchasers listed on the signature page thereto.

         10.3     Form of Common Stock Purchase Warrant.



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